PTC Announces Fiscal 2008 Q3 Results

Issues Q4 Guidance and Increases Full Fiscal Year Revenue Guidance

NEEDHAM, Mass.—July 22, 2008 --PTC (Nasdaq: PMTC - News), The Product Development Company®, today reported results for its fiscal third quarter ended June 28, 2008.

Highlights

•	Q3 non-GAAP Results: Revenue of $272.7 million and EPS of $0.33
•	Q3 GAAP Results: Revenue of $271.7 million and EPS of $0.12

•	Q4 non-GAAP Guidance: Revenue of $290 to $300 million with EPS of $0.38 to $0.42
•	Q4 GAAP Guidance: Revenue of $289 to $299 million with EPS of $0.21 to $0.25

•	FY 2008 non-GAAP Guidance: Revenue of $1,070 million with 22% operating margin

•	FY 2008 GAAP Guidance: Revenue of $1,065 million with 12% operating margin

Q3 Results

C. Richard Harrison, president and chief executive officer, commented, “We achieved 21% year-over-year non-GAAP revenue growth in the third quarter reflecting contribution from the CoCreate Software business acquired on November 30, 2007, organic revenue growth and favorable currency impact. Importantly, we achieved double digit license revenue growth in every region except the Pacific Rim.” GAAP year-over-year revenue growth for the third fiscal quarter was 21%. Our third quarter non-GAAP revenue excludes the effect of purchase accounting on the acquired deferred maintenance revenue balance of CoCreate of approximately $1 million.

The following tables provide further detail on PTC’s GAAP revenue performance by line of business, region and distribution channel. Further financial and operating metrics are available on PTC’s web site at www.ptc.com/for/investors.htm.

($ in millions)	Q2 FY07	Q3 FY07	Q4 FY07	Q1 FY08	Q2 FY08		Q3 FY08	Y-Y Change

License	$71.3	$62.1	$96.1	$67.2	$72.9		$77.6	25%
Services	58.0	59.7	64.6	60.2	63.8		63.8	7%
Maintenance	98.8	103.1	106.0	113.8	121.1		130.3	26%
Total Revenue	$228.1	$224.9	$266.7	$241.2	$257.8		$271.7	21%

Europe	$82.9	$86.2	$101.6	$101.6	$106.2		$111.8	30%
North America	89.4	86.9	102.2	84.5	88.2		90.0	4%
Pacific Rim	30.7	32.6	34.3	30.0	33.5		34.2	5%
Japan	25.1	19.2	28.6	25.1	29.9		35.7	86%
Total Revenue	$228.1	$224.9	$266.7	$241.2	$257.8		$271.7	21%

Direct *	$179.2	$177.3	$215.3	$182.5	$190.3	*	$201.3	14%
Channel *	48.9	47.6	51.4	58.7	67.5	*	70.4	48%
Total Revenue	$228.1	$224.9	$266.7	$241.2	$257.8		$271.7	21%

* Note: Q2 FY08 revenue by channel was revised, with $5.9 million of revenue (primarily maintenance) moving from the Direct category to the Channel category. The revised numbers are reflected in the table above.

Harrison added, “In the third quarter, PTC received orders from leading organizations, including Airbus, Bang & Olufsen, Gamesa, Raytheon, Sumitomo Wiring System, LTD., Toyota Motor Corporation, and Volvo Group. There were 13 customers from which we recognized more than $1 million of license and services revenue in Q3. This compares to 16 customers last quarter and 17 in the same period last year. We recognized $35.6 million of license and services revenue from such customers in Q3, compared with $37.6 million last quarter and $34.7 million in Q3 of last year.”

(continues)

Neil Moses, chief financial officer, commented, “We delivered 21.3% non-GAAP operating margin in the third quarter, an 860 basis point improvement from the same period last year. Our year-to-date non-GAAP operating margin of 20.2% is up 610 basis points over the same period in fiscal 2007.” GAAP operating margins for Q3 of 2008 and the first nine months of fiscal 2008 were 11.7% and 10.1%, respectively. The Company’s non-GAAP tax rate in the third quarter of 2008 was 32% and its GAAP tax rate was 42%.

Moses continued, “During the quarter we recorded a $3.8 million restructuring charge related to our ongoing globalization initiative as we transition certain back-office functions to lower cost regions. We also recorded a one-time non-cash loss recorded to other income (expense) of $6.2 million during the quarter as we liquidated certain legal entities related to previous acquisitions. Both of these items are excluded from our non-GAAP results.”

Moses added, “Cash flow from operations was $53 million for the third quarter and $181 million year to date. We used $54 million in Q3 to repay amounts borrowed under our revolving credit facility to finance the CoCreate acquisition, leaving an outstanding loan balance of $110 million as of the end of the third quarter. Additionally, we used $5 million of cash during the quarter to repurchase our common shares under our current $50 million authorization. We have $45 million remaining under that authorization. Cash and cash equivalents were $242 million at the end of the third quarter of fiscal 2008.”

Q4 Outlook

“Looking forward to Q4, we are currently expecting non-GAAP revenue to be between $290 million and $300 million,” said Harrison. “Non-GAAP earnings per diluted share are expected to be between $0.38 and $0.42.” PTC expects GAAP Q4 revenue between $289 million and $299 million, and GAAP earnings per diluted share between $0.21 and $0.25. The Q4 guidance assumes a non-GAAP tax rate of 35% and GAAP tax rate of 37.5%.

The non-GAAP revenue guidance for Q4 excludes the effect of purchase accounting on the acquired deferred maintenance revenue balance of CoCreate of approximately $1 million. In addition, the Q4 non-GAAP earnings guidance excludes approximately $11 million of stock-based compensation expense, $10 million of acquisition-related amortization expenses, $5 million of restructuring expenses related to our continued globalization program and the related income tax effects.

FY08 Outlook

For the fiscal year ending September 30, 2008, PTC currently expects non-GAAP revenue to be approximately $1,070 million with non-GAAP earnings per diluted share in the range of $1.28 to $1.32. PTC expects GAAP revenue to be approximately $1,065 million with GAAP earnings per diluted share in the range of $0.58 to $0.62 for the fiscal year. The full fiscal year guidance assumes a non-GAAP tax rate of 34% and GAAP tax rate of 39%.

The non-GAAP revenue guidance for the full fiscal year excludes the effect of purchase accounting on the acquired deferred maintenance revenue balance of CoCreate of approximately $5 million. In addition, the non-GAAP earnings guidance excludes approximately $44 million of stock-based compensation expense, $35 million of acquisition-related amortization expense, $20 million of restructuring expenses primarily related to our continued globalization program, $2 million of in-process research and development expense related to acquisitions completed in the first quarter of 2008, $6 million of a non-cash loss recorded to other income (expense) resulting from the liquidation of certain legal entities related to previous acquisitions, and the related income tax effects.

Harrison concluded, “While we continue to remain mindful of the potential impact of a slowing economy in 2008, we are confident in our ability to achieve our Q4 and fiscal 2008 revenue and earnings targets. We are expecting modest sequential increases in our maintenance and services lines of business. We are expecting a modest year-over-year increase of license revenue in Q4 as we continue to expand and increase the effectiveness of our reseller channel, which accounts for more the 30% of our license revenue, and as we see strength in our pipeline for new license opportunities worldwide.”

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Earnings Conference Call and Webcast

What:	PTC Fiscal Q3 Conference Call and Webcast

IMPORTANT: Supplemental financial and operating metric information and prepared remarks with respect to tomorrow’s conference call have been posted to the investor relations section of our website at www.ptc.com. The prepared remarks will not be read live; the call will be primarily Q&A.

When:	Wednesday, July 23, 2008 at 8:30 a.m. Eastern Time

Dial-in:	1-888-566-8560 or 1-517-623-4768
Call Leader: Richard Harrison
Passcode: PTC

Webcast:	http://www.ptc.com/for/investors.htm
Replay:	The audio replay of this event will be archived for public replay until 4:00 pm on July 28, 2008 at
1-866-516-0671 or 1-203-369-2035. To access the replay via webcast, please visit
http://www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References

PTC provides non-GAAP supplemental information to its financial results. Non-GAAP revenue excludes the effect of purchase accounting on the fair value of the acquired deferred maintenance revenue balance of CoCreate Software GmbH. Non-GAAP operating margin and EPS also exclude stock-based compensation expense, amortization of acquired intangible assets and acquired in-process research and development expenses, restructuring expenses, non-cash effects of liquidating subsidiaries and any one-time tax items, such as valuation allowance reversals. PTC provides this non-GAAP information to facilitate period-to-period comparisons of its operational performance by adjusting for episodic expenses. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to peer companies. PTC management also uses this and other non-GAAP financial information to evaluate, manage and plan our business because the information provides additional insight into ongoing financial performance. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Therefore, management uses, and investors should use, non-GAAP measures in conjunction with our reported GAAP results. Please refer to the attached tables for a reconciliation between GAAP results and the non-GAAP supplemental information.

About PTC

PTC (Nasdaq: PMTC - News) provides leading product lifecycle management (PLM), content management and dynamic publishing solutions to more than 50,000 companies worldwide. PTC customers include the world's most innovative companies in manufacturing, publishing, services, government and life sciences industries. PTC is included in the S&P Midcap 400 and Russell 2000 indices. For more information on PTC, please visit http://www.ptc.com.

Statements in this news release that are not historical facts, including statements about our confidence that we will achieve our fiscal 2008 financial targets, our expected revenue growth rates and projected revenue and earnings, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that our customers may not continue to spend at recent levels or may elect to defer or forego investment in our solutions in the current economic climate. In addition, our purchase price allocations associated with our first quarter acquisitions, including CoCreate, are preliminary and may change. Likewise, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including geographic mix of our revenue and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

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PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 28,	June 30,	June 28,	June 30,
	2008	2008	2008	2008

Revenue:
License	$77,557	$62,098	$217,658	$200,022
Service	194,191	162,766	553,125	474,605
Total revenue	271,748	224,864	770,783	674,627

Costs and expenses:
Cost of license revenue(1)	8,760	4,084	20,106	11,855
Cost of service revenue(1)	76,802	67,673	221,894	204,855
Sales and marketing(1)	78,762	74,573	223,149	215,694
Research and development(1)	47,374	39,798	134,656	117,935
General and administrative(1)	20,294	16,855	64,653	56,489
Amortization of acquired intangible assets	4,044	1,764	11,252	5,440
In-process research and development	--	544	1,887	544
Restructuring charge	3,790	--	15,367	--
Total costs and expenses	239,826	205,291	692,964	612,812

Operating income	31,922	19,573	77,819	61,815
Other income (expense), net	(7,110)	2,268	(5,859)	4,396
Income before income taxes	24,812	21,841	71,960	66,211
Provision for (benefit from) income taxes	10,342	(58,624)	28,762	(46,806)
Net income	$14,470	$80,465	$43,198	$113,017
Earnings per share:
Basic	$0.13	$0.71	$0.38	$1.00
Weighted average shares outstanding	113,491	113,154	113,661	112,610
Diluted	$0.12	$0.68	$0.37	$0.96
Weighted average shares outstanding	117,363	117,500	117,565	117,423

(1)	Stock-based compensation is accounted for under SFAS 123(R), “Share-Based Payment.” The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	June 28,	June 30,	June 28,	June 30,
	2008	2008	2008	2008

Cost of license revenue	$12	$60	$26	$100
Cost of service revenue	2,298	993	6,867	4,671
Sales and marketing	3,130	2,035	8,933	5,926
Research and development	2,322	1,058	6,929	4,529
General and administrative	3,387	884	9,926	7,281
Total stock-based compensation	$11,149	$5,030	$32,681	$22,507

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 28,	June 30,	June 28,	June 30,
	2008	2007	2008	2007
GAAP revenue	$271,748	$224,864	$770,783	$674,627
Fair value adjustment of acquired CoCreate deferred maintenance revenue	978	--	3,920	--
Non-GAAP revenue	$272,726	$224,864	$774,703	$674,627

GAAP operating income	$31,922	$19,573	$77,819	$61,815
Fair value adjustment of acquired CoCreate deferred maintenance revenue	978	--	3,920	--
Stock-based compensation	11,149	5,030	32,681	22,507
Amortization of acquired intangible assets included in cost of license revenue	6,289	1,728	13,850	4,895
Amortization of acquired intangible assets included in cost of service revenue	17	17	51	66
Amortization of acquired intangible assets	4,044	1,764	11,252	5,440
In-process research and development	--	544	1,887	544
Restructuring charge	3,790	--	15,367	--
Non-GAAP operating income	$58,189	$28,656	$156,827	$95,267

GAAP net income	$14,470	$80,465	$43,198	$113,017
Fair value adjustment of acquired CoCreate deferred maintenance revenue	978	--	3,920	--
Stock-based compensation	11,149	5,030	32,681	22,507
Amortization of acquired intangible assets included in cost of license revenue	6,289	1,728	13,850	4,895
Amortization of acquired intangible assets included in cost of service revenue	17	17	51	66
Amortization of acquired intangible assets	4,044	1,764	11,252	5,440
In-process research and development	--	544	1,887	544
Restructuring charge	3,790	--	15,367	--
One-time non-cash loss included in other income (expense), net (2)	6,206	--	6,206	--
Income tax adjustments (3)	(7,724)	(71,049)	(22,371)	(72,924)
Non-GAAP net income	$39,219	$18,499	$106,041	$73,545

GAAP diluted earnings per share	$0.12	$0.68	$0.37	$0.96
Stock-based compensation	0.09	0.04	0.28	0.19
All other items identified above	0.12	(0.56)	0.25	(0.52)
Non-GAAP diluted earnings per share	$0.33	$0.16	$0.90	$0.63

Weighted average shares outstanding - diluted	117,363	117,500	117,565	117,423

(2)	Reflects a one-time non-cash loss from the liquidation of certain legal entities related to previous acquisitions.
(3)

Reflects the tax effect of non-GAAP adjustments above, as well as the effect of one-time tax benefits recorded in the three and nine months ended June 30, 2007 due to the reversal of the valuation allowance recorded in the United States and a foreign jurisdiction of $58.9 million and the favorable resolution of a tax claim of $3.9 million.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 28,	September 30,
	2008	2007

ASSETS

Cash and cash equivalents	$242,020	$263,271
Accounts receivable, net	180,094	217,101
Property and equipment, net	56,851	54,745
Goodwill and acquired intangibles, net	617,574	325,052
Other assets	226,499	230,144

Total assets	$1,323,038	$1,090,313

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$265,632	$227,164
Borrowings under revolving credit facility	109,556	--
Other liabilities	295,427	268,642
Stockholders' equity	652,423	594,507

Total liabilities and stockholders' equity	$1,323,038	$1,090,313

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	June 28,	June 30,	June 28,	June 30,
	2008	2007	2008	2007

Cash flows from operating activities:
Net income	$14,470	$80,465	$43,198	$113,017
Stock-based compensation	11,149	5,030	32,681	22,507
Amortization of acquired intangible assets	10,350	3,509	25,153	10,401
Depreciation and other amortization	6,286	6,150	18,331	18,481
Accounts receivable	268	18,751	69,819	33,483
Accounts payable and accruals (4)	1,041	(4,945)	(29,155)	(25,999)
Deferred revenue	(5,411)	450	16,305	21,454
In-process research and development	--	544	1,887	544
Income taxes	(868)	(65,380)	1,645	(62,308)
Other	16,017	(5,625)	1,242	(16,508)
Net cash provided by operating activities	53,302	38,949	181,106	115,072

Capital expenditures	(9,785)	(4,746)	(20,492)	(17,139)
Acquisitions of businesses, net of cash acquired (5)	--	(10,879)	(261,592)	(28,518)
Proceeds (payments) from debt, net	(53,643)	--	98,999	--
Repurchases of common stock	(5,288)	(1,809)	(27,297)	(1,809)
Other investing and financing activities	3,929	2,949	(3,313)	7,302
Foreign exchange impact on cash	(5,441)	(2,535)	11,338	1,600

Net change in cash and cash equivalents	(16,926)	21,929	(21,251)	76,508
Cash and cash equivalents, beginning of period	258,946	238,027	263,271	183,448
Cash and cash equivalents, end of period	$242,020	$259,956	$242,020	$259,956

(4)	Includes accounts payable, accrued expenses, and accrued compensation and benefits.
(5)	Acquisitions of businesses:
a.	The nine months ended June 28, 2008 includes $248 million for our acquisition of CoCreate and $14 million for two other acquisitions, net of cash acquired.
b.

The nine months ended June 30, 2007 includes $16 million for our acquisition of ITEDO and $7 million for our acquisition of NC Graphics, both net of cash acquired; $2 million of contingent purchase price earned in the first quarter of 2007 related to 2006 acquisitions; and $4 million for the acquisition of the remaining equity interest in a controlled subsidiary.